As filed with the Securities and Exchange Commission on November 4, 2003
                                                Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        _________________________________

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        _________________________________

                             FORGENT NETWORKS, INC.
                           (formerly VTEL Corporation)
             (Exact name of registrant as specified in its charter)


                  Delaware                                 74-2415696
         (State or other jurisdiction of                (I.R.S. Employer
         incorporation or organization)                Identification No.)



                               108 Wild Basin Road
                               Austin, Texas 78746
          (Address of principal executive offices, including zip code)


                       ___________________________________

                  FORGENT NETWORKS, INC. 1996 STOCK OPTION PLAN
                            (Full title of the plan)
                       __________________________________

                                  Jay Peterson
                             Chief Financial Officer
                             FORGENT NETWORKS, INC.
                               108 Wild Basin Road
                               Austin, Texas 78746
                     (Name and address of agent for service)

                                 (512) 437-2483
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------

                                                       Proposed maximum      Proposed maximum
            Title of                  Amount to         offering price           aggregate              Amount of
  securities to be registered     Be registered (1)    per share (2)(3)    offering price (2)(3)  registration fee (3)
------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.01          1,100,000             $2.34             $2,576,250.70              $209
per share

------------------------------------------------------------------------------------------------------------------------

(1) Consists of 1,100,000 shares of common stock (and associated preferred stock purchase rights) reserved for issuance to employees and consultants of Forgent Networks, Inc. (the "Corporation") pursuant to the Forgent Networks, Inc. 1996 Stock Option Plan (f/k/a the VTEL Corporation 1996 Stock Option Plan) (the "Plan"). In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares of the Corporation's Common Stock (the "Common Stock") issuable pursuant to the exercise of options and/or awards granted or to be granted under the Plans to prevent dilution that may result from any future stock splits, stock dividends or similar transactions affecting the Common Stock.
(2) Estimated solely for the purpose of computing the registration fee.
(3) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of Common Stock offered hereunder pursuant to the Plans is based upon (i) 583,515 shares of Common Stock reserved for issuance under the Plans, at a price of $2.99, which is the average of the highest and lowest price per share of Common Stock on the NASDAQ National Market System on October 31, 2003, and (ii) 516,485 shares of Common Stock reserved for issuance under the Plan and subject to options already granted thereunder at an exercise price of $1.61 per share.

Pursuant to General Instruction E of Form S-8, this Registration Statement relates to the registration of additional shares of Common Stock of the Company under the Plan. The Company has earlier filed a Registration Statement on Form S-8 (File No. 333-28499) relating to the Plan, the contents of which are hereby incorporated by reference.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

         The Corporation hereby incorporates by reference in this registration statement the separate Registration Statements on Form S-8 relating to the Forgent Networks, Inc. 1996 Stock Option Plan, Registration Number 333-28499.

         The  Corporation   also  hereby   incorporates  by  reference  in  this
registration   statement  the  following  documents   previously  filed  by  the
registrant with the Securities and Exchange Commission (the "Commission"):

                  (1) the Corporation's Annual Report on Form 10-K filed with the Commission for the fiscal year ended July 31, 2003;

                  (2) the description of the Common Stock of the Corporation set forth in the Registration Statement on Form 8-A, filed with the Commission on March 31, 1992, including any amendment or report filed for the purpose of updating such description; and

                  (3) the description of the Corporation's Rights contained in the Company's Registration Statement on Form 8-A, filed with the Commission on July 11, 1996, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

--------
     *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

Item 6.  Indemnification of Directors and Officers.

                  The Fourth Amended and Restated Certificate of Incorporation of the Corporation provides for indemnification as follows:

         "NINTH: The Corporation shall indemnify any person:

                  (a) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe his action was unlawful, or

                  (b) who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matters as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subparagraphs
         (a) and (b) of this Article 9, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  Any  indemnification  under  subparagraphs (a) and (b) of this
         Article 9 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subparagraphs (a) and (b) of this Article 9. Such determination shall be made (i) by the Board of Directors by a majority vote of the quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

                  Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 9. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 9 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 9.

                  For   purposes  of  this   Article  9,   references   to  "the
         Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article 9 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  For purposes of this Article 9, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article 9.

                  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 9 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

Item 7.  Exemption from Registration Claimed.

         None.

Item 8.  Exhibits.

         (a) Exhibits.

                  The   following   documents  are  filed  as  a  part  of  this
         registration statement.

         Exhibit  Description of Exhibit

         4.1 Fourth Amended and Restated Certificate of Incorporation, as filed July 7, 1993 with the Secretary of State of Delaware (incorporated by reference to Exhibit 3.1 to the Company's quarterly report filed on Form 10-Q for the three months ended June 30, 1993).

         4.2 Bylaws of the Company as adopted by the Board of Directors of the Company effective as of June 11, 1989 (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1, File No. 33-45876, as amended).

         4.3 Amendment to Bylaws of the Company as adopted by the Board of Directors of the Company effective as of April 28, 1992 (incorporated by reference to Exhibit 19.1 to the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1992).

         4.4 Amendment to the Bylaws of the Company as adopted by the Board of Directors of the Company effective as of July 10, 1996 (incorporated by reference to Exhibit 4.5 to the Company's Current Report on Form 8-K dated July 10, 1996).

         4.5      Specimen  Certificate  for the Common Stock  (incorporated  by
                  reference  to  Exhibit  4.1  to  the  Company's   Registration
                  Statement on Form S-1, File No. 33-45876, as amended).

         4.6 Rights Agreement dated as of July 10, 1996 between VTEL Corporation and First National Bank of Boston, which includes the form of Certificate of Designations for Designating Series A Preferred Stock, $.01 par value, the form of Rights Certificate, and the Summary of Rights to Purchase Series A Preferred Stock, $.01 par value, the form of Rights Certificate, and the Summary of Rights to Purchase Series A Preferred Stock (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated July 10, 1996).

         4.7 Forgent Networks, Inc. 1996 Stock Option Plan (f/k/a VTEL Corporation 1996 Stock Option Plan) (incorporated by reference to the Company's Registration Statement on Form S-8, File No. 333-28499)

         4.8*     Amendment  No. 2 to the  Forgent  Networks,  Inc.  1996  Stock
                  Option Plan

         5.1*     Opinion of Jenkens & Gilchrist, a Professional Corporation

         23.1* Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit 5.1 hereto)

         23.2*    Consent of Ernst & Young LLP

         24.1 Power of Attorney (included in the signature page of this Registration Statement)
_______
 * Filed herewith.

Item 9.  Undertakings.

         A. The undersigned Corporation hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Corporation's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, Texas, on November 4, 2003.

                                          FORGENT NETWORKS, INC.


                                          By: /s/ Richard N. Snyder
                                             ----------------------------------
                                             Richard N. Snyder
                                             President and Chief Executive
                                             Officer
                                             (Principal Executive Officer)


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints Richard Snyder or Jay C. Peterson and either of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto each of said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates included:

Signature                                   Capacity                                                    Date
---------                                   --------                                                    ----


/s/ Richard N. Snyder               Chairman of the Board, President and                         November 3, 2003
--------------------------          Chief Executive Officer
Richard N. Snyder                   (Principal Executive Officer)

/s/ Jay Peterson                    Chief Financial Officer                                      November 3, 2003
--------------------------          (Principal Financial Officer and
Jay Peterson                        Principal Accounting Officer)

/s/ Richard J. Agnich               Director                                                     November 3, 2003
--------------------------
Richard J. Agnich

/s/ Kathleen A. Cote                Director                                                     November 3, 2003
--------------------------
Kathleen A. Cote

/s/ Lou Mazzucchelli                Director                                                     November 3, 2003
--------------------------
Lou Mazzucchelli

/s/ Raymond Miles                   Director                                                     November 3, 2003
--------------------------
Raymond Miles

/s/ James H. Wells                  Director                                                     November 3, 2003
--------------------------
James H. Wells


                                INDEX TO EXHIBITS


   Exhibit                      Document Description
    Number                      --------------------
   -------

     4.1 Fourth Amended and Restated Certificate of Incorporation, as filed July 7, 1993 with the Secretary of State of Delaware (incorporated by reference to Exhibit 3.1 to the Company's quarterly report filed on Form 10-Q for the three months ended June 30, 1993).

     4.2 Bylaws of the Company as adopted by the Board of Directors of the Company effective as of June 11, 1989 (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1, File No. 33-45876, as amended).

     4.3        Amendment  to Bylaws of the  Company  as adopted by the Board of
                Directors  of  the  Company  effective  as  of  April  28,  1992
                (incorporated by reference to Exhibit 19.1 to the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1992).

     4.4 Amendment to the Bylaws of the Company as adopted by the Board of Directors of the Company effective as of July 10, 1996
                (incorporated by reference to Exhibit 4.5 to the Company's Current Report on Form 8-K dated July 10, 1996).

     4.5 Specimen Certificate for the Common Stock (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1, File No. 33-45876, as amended).

     4.6 Rights Agreement dated as of July 10, 1996 between VTEL Corporation and First National Bank of Boston, which includes the form of Certificate of Designations for Designating Series A Preferred Stock, $.01 par value, the form of Rights Certificate, and the Summary of Rights to Purchase Series A Preferred Stock, $.01 par value, the form of Rights Certificate, and the Summary of Rights to Purchase Series A Preferred Stock (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated July 10, 1996).

     4.7 Forgent Networks, Inc. 1996 Stock Option Plan (f/k/a VTEL Corporation 1996 Stock Option Plan) (incorporated by reference to the Company's Registration Statement on Form S-8, File No. 333-28499)

     4.8*       Amendment No. 2 to the Forgent Networks,  Inc. 1996 Stock Option
                Plan

     5.1*       Opinion of Jenkens & Gilchrist, a Professional Corporation

    23.1* Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit 5.1 hereto)

    23.2*       Consent of Ernst & Young LLP

     24.1 Power of Attorney (included on the signature page of this Registration Statement)

_________

*        Filed herewith.